                                                                  EXHIBIT (1)(b)

                              CERTIFICATE OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         The undersigned Surviving Corporation, WAI, Inc., an Oklahoma corporation, hereby certifies:

         1. The names of the constituent corporations merged and the names of the states under the laws of which such corporations are incorporated are:

                                                                 State of
         Name of Corporation                                  Incorporation
         -------------------                                  -------------
         WAI, Inc.                                            Oklahoma
         ONEOK Inc.                                           Delaware

         2. An agreement (the "Agreement") providing for the merger has been approved, adopted, certified, executed and acknowledged by each corporation in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma General Corporation Act (the "Act"). An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by ONEOK Inc. in accordance with the laws under which it is formed.

         3. The name of the Surviving Corporation is: WAI, Inc.

         4. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of WAI, Inc., except that Article FIRST thereof shall be amended and changed as follows:

                  FIRST:   The name of the corporation is

                                    "ONEOK, Inc."

         5. The executed Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                           1800 ONEOK Plaza
                           100 West Fifth Street
                           Tulsa, OK 74103

         6. A copy of the Agreement will be furnished on request and without cost to any shareholder of any constituent corporation.

         7. The authorized capital stock of ONEOK Inc. is:



                    Total Number                            Par Value of
                     of Shares                                Each Share
                     ---------                                ----------
                    60,000,000 Common Stock                 No Par Value
                       340,000 Preferred Stock              Par Value $50.00
                     3,000,000 Preference Stock             No Par Value

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         IN WITNESS WHEREOF, WAI, Inc., an Oklahoma corporation, as the
Surviving Corporation, has caused this Certificate of Merger to be executed in its name, by its President, and attested by its Secretary, this 26th day of November, 1997.

                                              WAI, Inc., an Oklahoma corporation


ATTEST:

/s/ Richard Terrill                           By    /s/ John K. Rosenberg
------------------------------                    ------------------------------
         Secretary                                  President